Exhibit 99.4

SOUTH BOW USA INFRASTRUCTURE HOLDINGS LLC

Offer to Exchange the Outstanding Securities below:

Title of Series of Initial Notes	Rule 144A CUSIP / ISIN Numbers of Initial Notes	Regulation S CUSIP / ISIN Numbers of Initial Notes	Maturity Date of Initial Notes	Aggregate Principal Amount Outstanding	Exchange Consideration	Title of Series of New Notes	CUSIP / ISIN Numbers of New Notes	Maturity Date of New Notes
4.911% Senior Notes due 2027	83007C AA0 / US83007CAA09	U8300T AA1/ USU8300TAA17	September 1, 2027	U.S.$700,000,000	an equal principal amount of newly issued and registered 4.911% Senior Notes due 2027	4.911% Senior Notes due 2027	83007C AB8 / US83007CAB81	September 1, 2027
5.026% Senior Notes due 2029	83007C AC6 / US83007CAC64	U8300T AB9 / USU8300TAB99	October 1, 2029	U.S.$1,000,000,000	an equal principal amount of newly issued and registered 5.026% Senior Notes due 2029	5.026% Senior Notes due 2029	83007C AD4 / US83007CAD48	October 1, 2029
5.584% Senior Notes due 2034	83007C AE2 / US83007CAE21	U8300T AC7 / USU8300TAC72	October 1, 2034	U.S.$1,250,000,000	an equal principal amount of newly issued and registered 5.584% Senior Notes due 2034	5.584% Senior Notes due 2034	83007C AF9 / US83007CAF95	October 1, 2034
6.176% Senior Notes due 2054	83007C AG7 / US83007CAG78	U8300T AD5 / USU8300TAD55	October 1, 2054	U.S.$700,000,000	an equal principal amount of newly issued and registered 6.176% Senior Notes due 2054	6.176% Senior Notes due 2054	83007C AH5 / US83007CAH51	October 1, 2054

, 2025

To Brokers, Dealers, Commercial Banks,

Trust Companies and other Nominees:

As described in the enclosed Prospectus, dated , 2025 (as the same may be amended or supplemented from time to time, the “Prospectus”) and Letter of Transmittal (the “Letter of Transmittal”), South Bow USA Infrastructure Holdings LLC (the “Company”) and certain guarantors of the Company (the “Guarantors”), are offering to exchange (the “Exchange Offer”) U.S.$700,000,000 of the Company’s 4.911% Senior Notes due 2027, U.S.$1,000,000,000 of the Company’s 5.026% Senior Notes due 2029, U.S.$1,250,000,000 of the Company’s 5.584% Senior Notes due 2034 and U.S.$700,000,000 of the Company’s 6.176% Senior Notes due 2054 (the “New Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all of its outstanding U.S.$700,000,000 of the Company’s 4.911% Senior Notes due 2027, U.S.$1,000,000,000 of the Company’s 5.026% Senior Notes due 2029, U.S.$1,250,000,000 of the Company’s 5.584% Senior Notes due 2034 and U.S.$700,000,000 of the Company’s 6.176% Senior Notes due 2054 (the “Initial Notes”) in minimum denominations of U.S.$2,000 and any integral multiples of U.S.$1,000 in excess thereof upon the terms and subject to the conditions of the enclosed Prospectus and Letter of Transmittal. The terms of the New Notes are identical in all material respects (including principal amount, interest rate and maturity) to the terms of the Initial Notes for which they may be exchanged pursuant to the Exchange Offer, except that the New Notes are freely transferable by holders thereof in the United States. The Initial Notes are unconditionally guaranteed (the “Initial Guarantees”) by the Guarantors, and the New Notes will be unconditionally guaranteed (the “New Guarantees”) by the Guarantors. Upon the terms and subject to the conditions set forth in the Prospectus, the Offering Memorandum, if applicable, and the Letter of Transmittal, the Guarantors offer to issue the New Guarantees with respect to all New Notes issued in the Exchange Offer in exchange for the Initial Guarantees of the Initial Notes for which such New Notes are issued in the Exchange Offer. Throughout this letter, unless the context otherwise requires and whether so expressed or not, references to the “Exchange Offer” include the Guarantors’ offer to exchange the New Guarantees for the Initial Guarantees, references to the “New Notes” include the related New Guarantees and references to the “Initial Notes” include the related Initial Guarantees. The Company will, subject to the exercise of its discretion, accept for exchange any and all Initial Notes properly tendered according to the terms of the Prospectus, the Offering Memorandum, if applicable, and the Letter of Transmittal. Consummation of the Exchange Offer is subject to certain conditions described in the Prospectus.

WE URGE YOU TO PROMPTLY CONTACT YOUR CLIENTS FOR WHOM YOU HOLD INITIAL NOTES REGISTERED IN YOUR NAME OR IN THE NAME OF YOUR NOMINEE. PLEASE BRING THE EXCHANGE OFFER TO THEIR ATTENTION AS PROMPTLY AS POSSIBLE.

Enclosed are copies of the following documents:

1. The Prospectus and;

2. The Letter of Transmittal for your use in connection with the tender of Initial Notes and for the information of your clients, including a Substitute Form W-9 and Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (providing information relating to U.S. federal income tax backup withholding);

3. A form of Notice of Guaranteed Delivery; and

4. A form of letter, including a letter of instructions to a registered holder from a beneficial owner, which you may use to correspond with your clients for whose accounts you hold Initial Notes that are registered in your name or the name of your nominee, with space provided for obtaining such clients’ instructions regarding the Exchange Offer.

Your prompt action is requested. Please note that the Exchange Offer will expire at 5:00 p.m., New York City time, on , 2025 (the “Expiration Date”), unless the Company otherwise extends the Exchange Offer. We do not currently intend to extend the Expiration Date.

To participate in the Exchange Offer, certificates for Initial Notes, together with a duly executed and properly completed Letter of Transmittal or facsimile thereof with any required signature guarantees, and any other required documents, or a timely confirmation of a book-entry transfer of such Initial Notes into the account of D.F. King & Co., Inc. (the “Exchange Agent”), at the book-entry transfer facility and an agent’s message to the Exchange Agent must be received by the Exchange Agent by the Expiration Date as indicated in the Prospectus and the Letter of Transmittal.

The Company will not pay any fees or commissions to any broker or dealer or to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of the Initial Notes pursuant to the Exchange Offer. However, the Company will pay or cause to be paid any transfer taxes, if any, applicable to the tender of the Initial Notes to it or its order, except as otherwise provided in the Prospectus and Letter of Transmittal.

If holders of the Initial Notes wish to tender, but it is impracticable for them to forward their Initial Notes prior to the Expiration Date or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus and in the Letter of Transmittal.

Any inquiries you may have with respect to the Exchange Offer should be addressed to the Exchange Agent at its address and telephone number set forth in the enclosed Prospectus and Letter of Transmittal. Additional copies of the enclosed materials may be obtained from the Exchange Agent.

Very truly yours,

South Bow USA Infrastructure Holdings LLC

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM IN CONNECTION WITH THE EXCHANGE OFFER, OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS EXPRESSLY CONTAINED THEREIN.